                                                                     EXHIBIT 4.1

                           SPEEDWAY MOTORPORTS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                             AMENDED AND RESTATED

                                     AS OF

                                  MAY 3, 2000

                           SPEEDWAY MOTORSPORTS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED

                                      AS OF

                                   MAY 3, 2000

                                TABLE OF CONTENTS

                                                                         Page


ARTICLE I. PURPOSE; DEFINITIONS; CONSTRUCTION...............................1

         1.1    Purpose of Plan.............................................1

         1.2    Definitions.................................................1

                (a)    "Account"............................................1

                (b)    "Base Pay"...........................................1

                (c)    "Board of Directors".................................1

                (d)    "Business Day".......................................1

                (e)    "Cause"..............................................1

                (f)    "Code"...............................................1

                (g)    "Committee"..........................................2

                (h)    "Company"............................................2

                (i)    "Company Stock"......................................2

                (j)    "Contributions"......................................2

                (k)    "Effective Date".....................................2

                (l)    "Employee"...........................................2

                (m)    "Employer"...........................................2

                (n)    "Exercise Date"......................................2

                (o)    "Grant Date".........................................2

                (p)    "Option".............................................2

                (q)    "Participant"........................................2

                (r)    "Plan"...............................................2

         1.3    Construction................................................3

ARTICLE II. ADMINISTRATION....................................................................................3

         2.1    Appointment and Procedure of Committee........................................................3

         2.2    Authority of Committee........................................................................3


ARTICLE III. PARTICIPATION....................................................................................3

         3.1    Eligibility to Participate....................................................................3

         3.2    Restrictions on Participation.................................................................4

         3.3    Leave of Absence..............................................................................4


ARTICLE IV. CONTRIBUTIONS.....................................................................................4

         4.1    Payroll Deductions............................................................................4

         4.2    Direct Payment................................................................................5

         4.3    Leave of Absence..............................................................................5

         4.4    Contributions to Accounts.....................................................................5

         4.5    Withdrawal of Contributions from Plan.........................................................5

         4.6    Termination of Employment.....................................................................5


ARTICLE V. OPTIONS............................................................................................5

         5.1    Company Stock Available for Options...........................................................5

         5.2    Granting of Options...........................................................................6

         5.3    Option Price..................................................................................6

         5.4    Option Period.................................................................................6

         5.5    Exercise of Options...........................................................................7

                (a)    Automatic Exercise.....................................................................7

                (b)    Nontransferability of Options..........................................................7

                (c)    Effect of Termination of Employment....................................................7

                       (i)    Termination of Employment Related to Cause......................................7

                       (ii)   Termination of Employment Due to Death..........................................7

                       (iii)  Other Termination of Employment.................................................8

                (d)    Leave of Absence.......................................................................8

                (e)    Delivery of Stock......................................................................8




                (f)    Acceleration of Exercisability of Options Upon Occurrence  of Certain Events...........8

                (g)    Registration, Listing and Qualification of Shares of Stock.............................9


ARTICLE VI.  MISCELLANEOUS....................................................................................9

         6.1    Adjustments Upon Changes in Capitalization....................................................9

         6.2    Approval of Stockholders......................................................................9

         6.3    Amendment, Suspension and Termination.........................................................9

         6.4    Intent to Comply With Code Section 423.......................................................10

         6.5    Equal Rights and Privileges..................................................................10

         6.6    Use of Funds.................................................................................10

         6.7    Withholding..................................................................................10

         6.8    Effect of Plan...............................................................................10

         6.9    No Employment Rights.........................................................................10

         6.10   Governing Law................................................................................11

         6.11   Other Actions................................................................................11

                           SPEEDWAY MOTORSPORTS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              AMENDED AND RESTATED
                                      AS OF
                                   MAY 3, 2000

                 ARTICLE I. PURPOSE; DEFINITIONS; CONSTRUCTION

        1.1 Purpose of Plan. The purpose of the Plan, which shall be known as
            ---------------
the Speedway Motorsports, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Speedway Motorsports, Inc. (the "Company") and its participating subsidiaries (which hereinafter shall be referred to collectively with the Company as the "Employer") an opportunity to acquire a proprietary interest in the Company through the purchase of the common stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        1.2 Definitions. Throughout this Plan, the following terms shall have
            -----------
the meanings indicated:

            (a) "Account" shall mean a memorandum account maintained to record each Participant's Contributions pending purchase of Company Stock.

            (b) "Base Pay" shall mean the Participant's regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code
Section 401(k) or Section 125 Plan.

            (c) "Board of Directors" shall mean the Board of Directors of the Company.

            (d) "Business Day" shall mean any day other than a Saturday, Sunday or holiday.

            (e) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.

            (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

        (g) "Committee" shall mean the Compensation Committee of the Board of Directors, or in the event that there is no Compensation Committee or to the extent the authority of the Compensation Committee is limited, the Board of Directors.

        (h) "Company" shall mean Speedway Motorsports, Inc., a company organized and existing under the laws of the State of Delaware.

        (i) "Company Stock" shall mean the common stock, $.0l par value per share, of the Company.

        (j) "Contributions" shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to Article IV.

        (k) "Effective Date" shall mean July 1, 1996 or as soon as administratively practicable thereafter. The Plan's original effective date was April 1, 1996.

        (l) "Employee" shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week, and (iii) is customarily employed more than five months in any calendar year. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

        (m) "Employer" shall mean the Company and any of its present or future subsidiaries (within the meaning of Sections 424(f) and (g) of the Code) which the Committee may designate from time to time as participating Employers under this Plan for purposes of a Grant Date.

        (n) "Exercise Date" shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

        (o) "Grant Date" shall mean January 1 of each year during the term of the Plan, plus any other interim dates during the year designated by the Board of Directors or the Committee.

        (p) "Option" shall mean an option to purchase shares of Company Stock granted to a Participant pursuant to this Plan.

        (q) "Participant" shall mean an Employee participating in this Plan in accordance with Article III.

        (r) "Plan" shall mean this Speedway Motorsports, Inc. Employee Stock Purchase Plan, as amended and restated as of May 3, 2000, and as subsequently amended from time to time.

        1.3 Construction. The masculine gender, where appearing in the Plan,
            ------------
shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                           ARTICLE II. ADMINISTRATION

        2.1 Appointment and Procedure of Committee. The Plan shall be
            --------------------------------------
administered by the Board of Directors or the Compensation Committee appointed by the Board of Directors. The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than two of its members. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary (who need not be a member of the Committee).

        2.2 Authority of Committee. The Committee, subject to the terms of the
            ----------------------
Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder; to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

                           ARTICLE III. PARTICIPATION

        3.1 Eligibility to Participate. Subject to the restrictions of Section
            --------------------------
3.2 below, effective January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least six consecutive months and remains employed with the Employer. Prior to January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least one year and remains employed with the Employer. For this purpose, years of employment prior to the Effective Date will be considered. If the Board of Directors or the Committee designates an interim Grant Date after January 1, 2000 and before January 1, 2001, an Employee shall be eligible to participate in this Plan on such Grant Date if the Employee had been in the continuous service of the Employer for at least six consecutive months as of January 1, 2000 and remains employed with the Employer; provided, however, that an Employee who already had been eligible to participate in the Plan on January 1, 2000 shall not be eligible to participate on such interim Grant Date.

        For purposes of eligibility to participate in this Plan, the following service also shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and (b) service with Sonic Automotive, Inc. and its subsidiaries.

        3.2 Restrictions on Participation. Notwithstanding the foregoing Section
            -----------------------------
3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries (as determined in accordance with the rules of Code
Section 424(d) relating to attribution of stock ownership).

        3.3 Leave of Absence. Termination by the Company of an Employee's bona
            ----------------
fide leave on absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan. Notwithstanding the foregoing, for purposes of participation in the Plan, an Employee on a leave of absence shall be deemed to continue to be an Employee for the first ninety days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee's reemployment is guaranteed by law or contract).

                           ARTICLE IV. CONTRIBUTIONS

        4.1 Payroll Deductions. By written election, made and filed with the
            ------------------
Committee pursuant to the Committee's rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee's rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee may develop in its discretion additional rules and procedures regarding payroll deduction elections.

        A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee may prescribe in its discretion, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee's receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee's rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the following Exercise Date, or as otherwise specifically allowed by the Committee's rules and procedures. Under no circumstances may a Participant's payroll deduction election be made, modified or revoked retroactively.

        4.2 Direct Payment. In accordance with such rules and procedures as the
            --------------
Committee may prescribe in its discretion, in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee's rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option toward the purchase of Company Stock on such Exercise Date.

        4.3 Leave of Absence. If a Participant goes on a bona fide leave of
            ----------------
absence, such Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to
Section 4.5, (b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3, remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence or making direct cash payments to the Plan pursuant to Section 4.2.

        4.4 Contributions to Accounts. A memorandum Account shall be established
            -------------------------
by the Committee for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not accrue interest.

        4.5 Withdrawal of Contributions from Plan. Prior to the end of a
            -------------------------------------
calendar quarter, a Participant may elect to withdraw the Contributions then credited to his Account by filing written notice thereof with the Committee on such forms and in accordance with such procedures as the Committee may prescribe. The Participant's Contributions shall be distributed to him as soon as administratively practicable after the Committee's receipt of his notice of withdrawal and, if applicable, payroll deductions from his Base Pay shall cease.

        4.6 Termination of Employment. Upon termination of a Participant's
            -------------------------
employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant's right to exercise any unexpired Option he holds as of his termination of employment for any reason unrelated to Cause may continue, if he so elects, until the next Exercise Date following such termination of employment pursuant to Section 5.5(c)(ii) or
(iii), or he may withdraw the Contributions then credited to his Account in accordance with Section 4.5.

                               ARTICLE V. OPTIONS

        5.1 Company Stock Available for Options. There shall be available for
            -----------------------------------
Options under the Plan an aggregate maximum of 400,000 shares of Company Stock, subject to any adjustments which may be made pursuant to Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

        5.2 Granting of Options. The Plan shall be implemented by annual
            -------------------
offerings of approximately twelve months duration (except as otherwise provided in Section 5.4 or in the event of interim Grant Dates designated by the Board of Directors or the Committee). On each Grant Date, all Employees eligible to receive an Option on such Grant Date shall be granted an Option to purchase shares of Company Stock. Prior to each Grant Date, the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted on such Grant Date; provided that, the same number of shares will be available under each Option granted on such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. Furthermore, no Participant may be granted Options in any calendar year which permits the Participant to purchase more than 500 shares of Company Stock, subject to any adjustments which are made pursuant to
Section 6.1 (or such higher or lower number as the Committee may establish with respect to all subsequently granted Options for all Participants in the Plan, subject to the limitations of Code Section 423).

        5.3 Option Price. The purchase price per share of Company Stock acquired
            ------------
pursuant to the exercise of all or any portion of an Option granted under this Plan shall be ninety percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Code Section 2031, or by any other appropriate method selected by the Committee.

        5.4 Option Period. Each Option granted to a Participant under the Plan
            -------------
shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant's voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant's termination of employment related to Cause, or the Exercise Date immediately following the Participant's termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven months (or such other applicable period permitted under Code Section 423(b)(7)) from the date on which such Option is granted.

        5.5 Exercise of Options.
            -------------------

            (a) Automatic Exercise. Any Option granted to a Participant shall be
                ------------------
exercised automatically on each Exercise Date during the calendar year of the Option's Grant Date in whole or in part such that the Participant's accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant's Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

            (b) Nontransferability of Options. During a Participant's lifetime,
                -----------------------------
Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

            (c) Effect of Termination of Employment.
                -----------------------------------

                (i)  Termination of Employment Related to Cause. Upon
                     ------------------------------------------
termination of a Participant's employment related to Cause, the Participant's participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

                (ii) Termination of Employment Due to Death. In the event of the
                     --------------------------------------
death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant's estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant's death and the Exercise Date next following the date of the Participant's death:

                     (A) To withdraw all of the Contributions then credited to the Participant's Account under the Plan, or

                     (B) To allow any unexercised Options held by the Participant as of the date of his death for the purchase of Company Stock to be exercised on the Exercise Date next following the date of the Participant's death in accordance with Section 5.5(a), but only to the extent such Options were exercisable on the date of the Participant's death, with any remaining Contributions credited to the Participant's Account being distributed to the Participant's estate as soon as administratively practicable after such Exercise Date.

In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant's Account shall be distributed to the Participant's estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

                (iii) Other Termination of Employment. Upon termination of a
                      -------------------------------
Participant's employment for any reason unrelated to Cause or death, the Participant may at his election:

                      (A) Withdraw from the Plan pursuant to Section 4.5 and request the return of the remaining Contributions then credited to his Account, or

                      (B) Continue participation in the Plan, subject to the provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Options he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Options were exercisable on the date of the Participant's termination of employment, with any remaining Contributions credited to the Participant's Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

            (d) Leave of Absence. A Participant on a bona fide leave of absence
                ----------------
shall, subject to the election made by such Participant pursuant to Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on such bona fide leave of absence. A Participant who has been on a bona fide leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a bona fide leave of absence returns to regular full-time or part-time employment with the Employer at the earlier of (i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant's employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant's right to reemployment is guaranteed by statute or contract).

            (e) Delivery of Stock. As soon as administratively practicable after
                -----------------
each Exercise Date, the Company or the Committee will deliver, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

            (f) Acceleration of Exercisability of Options Upon Occurrence of
                ------------------------------------------------------------
Certain Events. In connection with any merger or consolidation in which the
--------------
Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

            (g) Registration, Listing and Qualification of Shares of Stock. Each
                ----------------------------------------------------------
Option shall be subject to the requirement that if at any time the Company shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company may require that any person for whom an Option is being exercised make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                           ARTICLE VI. MISCELLANEOUS

        6.1 Adjustments Upon Changes in Capitalization. In the event of a
            ------------------------------------------
reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, the Committee may make such adjustments to the extent and in the manner it deems appropriate in the number and/or kind of shares of Company Stock available for issuance under the Plan, the number and/or kind of shares of Company Stock subject to outstanding Options under the Plan, and in the Option exercise price per share. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section 6.1 remain subject to the limitations of Code Section 423 (including its $25,000 annual limitations).

        6.2 Approval of Stockholders. Within twelve months before or after the
            ------------------------
Plan is originally adopted, this Plan must be approved by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder shall be exercisable prior to such approval.

        6.3 Amendment, Suspension and Termination. The Board of Directors may at
            -------------------------------------
any time amend, suspend or terminate this Plan; provided, however, that no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any Option he then holds; and provided further, that approval by the stockholders of the Company shall be required for an amendment, suspension or termination to the extent necessary to comply with any applicable law or regulation or the rules of any self-regulatory organization that are applicable to the Company or this Plan. Any required stockholder approval shall be deemed to have been given upon approval by a majority of the votes cast on such amendment, suspension or termination by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs.

        6.4 Intent to Comply With Code Section 423. It is intended that this
            --------------------------------------
Plan qualify as an "employee stock purchase plan" under Code Section 423. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Code Section 423, the Plan shall be interpreted in a manner which complies with the requirements of Code Section 423 and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

        6.5 Equal Rights and Privileges. All Participants granted Options under
            ---------------------------
this Plan shall have equal rights and privileges within the meaning of Code
Section 423(b)(5) and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

        6.6 Use of Funds. All Contributions received and held by the Employer
            ------------
under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

        6.7 Withholding. It shall be a condition to the obligation of the
            -----------
Company to issue shares of Company Stock upon exercise of an Option that the Participant (or his estate pursuant to Section 5.5(c)(ii)), through payroll withholding, cash payment or otherwise, make adequate provision acceptable to the Company to satisfy any tax withholding obligations arising in connection with Options granted hereunder or Common Stock acquired upon the exercise thereof, including taxes owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in Code Section 423 (a).

        6.8 Effect of Plan. This Plan shall be binding upon each Participant and
            --------------
his successors, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        6.9 No Employment Rights. Nothing in this Plan or in any Option granted
            --------------------
pursuant to the Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to continue in the employ of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

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

        6.10 Governing Law. This Plan and all rights and obligations hereunder
             -------------
shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of laws thereof), except to the extent such laws are preempted by the laws of the United States.

        6.11 Other Actions. Nothing contained in the Plan shall be construed to
             -------------
limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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